EXHIBIT A TO PENNSYLVANIA DEPARTMENT OF STATE
                 ARTICLES OF AMENDMENT - DOMESTIC CORPORATION

                     AMENDMENT TO ARTICLES OF INCORPORATION
                                     OF
                            AURORA WIRELESS. INC.

Pursuant to the provisions of the Pennsylvania Business Corporation Law of 1988 Aurora Wireless, Inc. (the "Corporation") adopts the following amendment to its Articles of Incorporation by way of shareholder consent.

     1. The following amendment of its Articles of Incorporation was adopted by a majority of the stockholders of CLIX Group, Inc., the sole shareholder of Aurora Wireless, Inc. (the "Corporation").

Resolved that Article 5 of the Corporation's Articles of Incorporation is hereby amended and restated as follows:

Article 5: The Corporation's aggregate number of shares authorized is:

     (a)    50,000,000 shares of no par value common stock.
     (b)    10,000,000 shares of $.01 par value preferred stock.

     2. The number of shares of the common stock of CLIX Group, Inc. outstanding at the time of adoption was 12,217,449, and the number of shares entitled to vote thereon were the same,

     3. The number of shares of the common stock of CLIX Group, Inc. voting in favor of the action was 6,210,045, representing a majority of the outstanding shares,

Effective as of the 6th day of May, 2002.

/s/_______________________________________
Timothy W. Cunningham - President
Aurora Wireless, Inc.

/s/_______________________________________
Timothy W. Cunningham - Secretary
Aurora Wireless, Inc.

State of Pennsylvania )
                                   )  ss.
County of Chester      )

On this 8th day of May, 2002, Timothy W. Cunningham personally appeared before me, a Notary Public, and executed the foregoing instrument for the purposes contained therein, swearing individually that the foregoing was true in its entirety, and is known to me as the same person who executed said instrument.

In Witness Hereof, I have hereunto set my hand and official seal.

/s/ Suzanne M. Camm, Notary Public

November 20, 2004
My Commission Expires